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                                                         LAW OFFICES OF

                                                   SAUL, EWING, REMICK & SAUL

BERWYN, PENNSYLVANIA                                 3800 CENTRE SQUARE WEST                             PRINCETON, NEW JERSEY
HARRISBURG, PENNSYLVANIA                             PHILADELPHIA, PA  19102                             WESTMONT, NEW JERSEY
NEW YORK, NEW YORK                                                                                       WILMINGTON, DELAWARE
                                                         (215) 972-7777


                                                      Fax:  (215) 972-7725
                                                Internet Email:  lawyers@saul.com
                                              World Wide Web:  http://www.saul.com

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                                                               September 6, 1996

Lenfest Communications, Inc.
200 Cresson Boulevard
Oaks, PA  19456

Ladies and Gentlemen:


         We have acted as special counsel to Lenfest Communications, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (Registration No. 333-09631) filed by the Company with the Securities and Exchange Commission on August 6, 1996 and Amendment No. 1 to Form S-4 filed on September 6, 1996 (the "Registration Statement"), relating to the offering of $300 million principal amount of 10 1/2% Senior Subordinated Notes Due 2006 (the "Exchange Notes"), as more fully described in the Registration Statement. The Exchange Notes are to be issued pursuant to the terms of the indenture, dated June 15, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee, as more fully described in the Registration Statement.


         In connection with the proposed public offering of the Exchange Notes, we have reviewed the Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the relevant corporate proceedings of the Company, the Registration Statement, the Exchange Notes and the Indenture. No opinion is given herein as to the effect of any law or document which we have not reviewed as described above. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity, correctness and completeness of all documents submitted to us as originals or copies and the conformity to the original documents of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that when the Exchange Notes have been duly authorized, executed, authenticated and issued in accordance with the Indenture and as set forth in the Registration Statement, the Exchange Notes will be validly issued and will constitute binding obligations of the Company, subject to, (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws and decisions relating to or affecting debtor's obligations or creditors' rights generally, whether now or hereafter in effect, and (ii) general principles of equity and fair dealing (whether enforcement is sought at law or in equity).


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Lenfest Communications, Inc.
September 6, 1996
Page 2




         We are members of the bar of Pennsylvania and do not purport to be experts respecting, and do not express any opinions herein concerning, any laws other than (i) the existing substantive laws (excluding those relating to conflicts of law) of the Commonwealth of Pennsylvania and (ii) the business corporation law of the State of Delaware. In view of the fact that the Indenture provides that it should be governed by and interpreted in accordance with the laws of the State of New York, we have assumed, with your permission and without independent investigation, that the applicable laws of the State of New York are identical to the laws of the Commonwealth of Pennsylvania as the same would be interpreted by the courts of the Commonwealth of Pennsylvania.


         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                               Very truly yours,



                                               /s/ Saul, Ewing, Remick & Saul
                                                   ---------------------------
                                                   SAUL, EWING, REMICK & SAUL